Back to Form 8-K
Exhibit 10.1

WELLCARE HEALTH PLANS, INC.
2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

FOR

DAVID GALLITANO

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of March 23, 2009, by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and David Gallitano (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee and to provide incentive to the Grantee to remain with the Company as a member of the Board of Directors, it is in the best interests of the Company to make a grant of Restricted Stock to Grantee in accordance with the terms of this Agreement; and

The Restricted Stock is granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes.  The Grantee hereby acknowledges receipt of a copy of the Plan.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Award of Restricted Stock.  The Company hereby grants, on the date set forth above (the “Date of Grant”), to the Grantee, 14,354 shares of common stock, par value $.01 per share, of the Company (collectively, the “Restricted Stock”), which Restricted Stock is and shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan.  As a condition to entering into this Agreement, and as a condition to the issuance of the Restricted Stock (or any other securities of the Company), the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan.  The purchase price per share of Restricted Stock is $.01 per share (the par value of a share of common stock of the Company), which shall be paid in cash within ten days of the Date of Grant.

2.           Vesting of Restricted Stock.

(a)           Except as otherwise provided in Section 3 hereof, one-third of the Restricted Stock shall become vested on each anniversary of the Date of Grant (each such date being a “Vesting Date”), provided that the Grantee’s service with the Company continues through and on the applicable Vesting Date.

(b)           Except as otherwise provided in Section 3 hereof, there shall be no proportionate or partial vesting of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Restricted Stock shall occur only on the applicable Vesting Date.

3.	Termination of Services.

(a)           If the Grantees ceases to be a member of the Board (the “Date of Termination”), for any reason whatsoever, any portion of the Restricted Stock which is not yet then vested, and which does not then become vested pursuant to this Section 3, shall automatically and without notice terminate, be forfeited and become null and void.

(b)           Notwithstanding the foregoing, if the Grantee ceases to be a member of the Board or to perform other services for the Company and any Subsidiary, and the Grantee’s service was terminated (i) by the Company without Cause or (ii) by the Grantee for Good Reason, within twelve months after there is a Change in Control of the Company, as defined in Section 2(c) of the Plan, then the unvested Restricted Stock shall become immediately vested as of the Date of Termination.

(c)           Notwithstanding any other term or provision of this Agreement, in the event that the Grantee’s service for the Company is terminated on account of the Grantee’s death or Disability, as defined in the Plan, any unvested portion of the Restricted Stock shall become immediately vested as of the Date of the Termination.

(d)           Notwithstanding any other term or provision of this Agreement but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company and its Subsidiaries, to accelerate the vesting of all or any portion of the Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

4.           Delivery of Restricted Stock.  The Company shall make a book entry in its stock ledger for the Restricted Stock registered in the Grantee’s name.  Upon vesting, certificates for the Restricted Stock will be issued in the name of the Grantee and shall be delivered to the Grantee’s address on record with the Company or to such other address as the Grantee may instruct the Company.  The Company shall include a restrictive legend on any stock certificates evidencing shares of Restricted Stock issued under the Plan or under this Agreement or, in the case of uncertificated shares of Restricted Stock issued thereunder, on the required notices described in Section 151(f) of the Delaware General Corporation Law (the “DGCL”).

5.	Rights with Respect to Restricted Stock.

(a)           Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company.

(b)           If at any time while this Agreement is in effect (or shares of Restricted Stock granted hereunder shall be or remain unvested while Grantee’s service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c)           Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.           Transferability.  Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable until and unless they become vested in accordance with this Agreement, provided, that in no event may shares of Restricted Stock be transferred unless there is an available exemption under federal and applicable state securities laws and regulations (as determined in the sole and absolute discretion of the Company).  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.  Any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares of Restricted Stock become vested shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.           Tax Withholding Obligations.

(a)           To the extent the Grantee is subject to tax withholding obligations and subject to the availability of “surplus” within the meaning of the DGCL, the Company shall withhold a number of shares of the Company’s common stock (rounded down) otherwise deliverable to the Grantee having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated total federal, state and local tax obligations associated with the award or vesting of the Restricted Stock; provided, however, the Grantee may elect, by providing the Company with at least two weeks prior notice, to satisfy such tax withholding obligations by depositing with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions or the like under federal, state or local statute, ordinance rule or regulation in connection with the award or vesting of the Restricted Stock.  Alternatively, the Company may, in its sole and absolute discretion and to the extent permitted by law, deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.  In the event there is no available surplus (as determined in the sole and absolute discretion of the Committee), the Grantee shall be required to satisfy any required tax withholding obligations by making a cash payment to the Company.  In the event there is no available surplus and the Grantee does not make a cash payment to the Company to satisfy any required tax withholding obligations within one (1) business day of a request by the Company to do so, the shares of Restricted Stock that otherwise would have vested shall be forfeited.

(b)           Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee.  The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election and the Grantee’s filing, withholding and payment (or tax liability) obligations.

8.           Amendment, Modification and Assignment.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

9.           Complete Agreement.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.          Requirements of Law.

(a)           The Company shall in no event be obligated to register for resale any securities covered hereby pursuant to the Securities Act of 1933, as amended (the “1933 Act”).

(b)           Grantee Representations.  The Grantee hereby represents and warrants to the Company that:  (i) the Grantee understands and accepts that the grant of Restricted Stock by the Company to the Grantee is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act; (ii) the Grantee understands and accepts that the grant of Restricted Stock by the Company to the Grantee is intended to be exempt from registration under the securities laws of the state or states in which the grant of such Restricted Stock is deemed to be made, by virtue of transactional exemptions set forth therein; (iii) the shares of Restricted Stock of the Company acquired by the Grantee hereunder are being acquired solely for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution (as such term is used in Section 2(11) of the 1933 Act) of such shares of Restricted Stock nor with the present intention of distributing or selling any of such shares of Restricted Stock; (iv) the Grantee has made a detailed inquiry concerning the Company and its business and services, officers and personnel, including the ongoing governmental investigations and the investigation by special committee of the Board (“Special Committee”); (v) the Company has made available to the Grantee, or such Grantee has had access to, any and all information, financial or otherwise, concerning the Company and its businesses and services, officers and personnel which the Grantee has requested or deemed relevant (including information regarding the ongoing investigations of the Company by certain federal and state agencies and other regulatory bodies, as well as related private party proceedings, the Special Committee investigation and the Company’s ongoing response thereto); (vi) the Grantee has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of investment in the shares of Restricted Stock of the Company and to make an informed investment decision with respect thereto; (vii) the Grantee is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act; and (viii) the Grantee can bear a complete loss of the value of the shares of Restricted Stock and is able to bear the economic risks of holding the Restricted Stock for an indefinite period.  The Grantee also understands that his shares of Restricted Stock have not been registered under the 1933 Act or any applicable state securities laws and regulations and that such shares of Restricted Stock cannot be transferred or sold unless an exemption from registration under federal and any applicable state securities laws and regulations is available.  The Grantee further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Restricted Stock, and on information and other requirements relating to the Company which are outside of the Grantee’s control.

11.          Miscellaneous.

(a)           No Right to Continued Service.  This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Grantee any right to serve, or continue to serve, as a member of the Board of the Company or any Subsidiary.

(b)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)           Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)           No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Electronic Delivery and Signatures. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

(f)           Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g)           Interpretation.  The Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(h)           Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i)           Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Renaissance Two, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(j)           Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)           Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

12.          Company Right to Recover.  If it is ever determined by the Board of Directors, in its sole and absolute discretion, that actions by the Grantee have constituted: (i) wrongdoing that contributed to (A) any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (B) any statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed; (ii) gross misconduct; (iii) breach of fiduciary duty to the Company or any Subsidiary; or (iv) fraud, then the Restricted Stock, including any shares of Restricted Stock that previously vested, shall be immediately forfeited and thereupon the Restricted Stock, including any shares of Restricted Stock that previously vested, shall be cancelled; provided, further, that if the vested shares have been sold prior to the Board of Director’s determination, the Grantee shall be required to pay to the Company an amount equal to the amount realized on such sale. In addition, the Restricted Stock, including any shares of Restricted Stock that previously vested and gains resulting from the sale of such vested shares, shall be subject to forfeiture in accordance with the Company’s standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of the Restricted Stock.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.
By: /s/ Heath Schiesser
Name: Heath G. Schiesser
Title: President and Chief Executive Officer

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

GRANTEE:

By: /s/ David Gallitano
          David Gallitano